Exhibit T3E-2

ANGIOTECH PHARMACEUTICALS, INC.

1618 Station Street

Vancouver, BC

Canada, V6A 1B6

LETTER OF TRANSMITTAL AND CONSENT FOR

UP TO $200,000,000 SENIOR FLOATING RATE NOTES DUE 2013

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 31, 2012, (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION TIME”). TO RECEIVE THE EARLY TENDER PREMIUM (AS DEFINED HEREIN), HOLDERS OF EXISTING NOTES MUST TENDER THEIR EXISTING NOTES AND DELIVER THEIR CONSENTS PRIOR TO JULY 17, 2012 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER TIME”) TENDERS MAY NOT BE WITHDRAWN AFTER THE EARLY TENDER TIME.

Exchange Agent:

Deutsche Bank National Trust Company

By Facsimile:

(615) 866-3889

Confirm by telephone:

(800) 735-7777, option 1

By Mail, Hand or Courier:

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Offering Memorandum and Consent Solicitation Statement dated July 3, 2012 (the “Offering Memorandum”) of Angiotech Pharmaceuticals, Inc., a corporation organized under the Business Corporations Act (British Columbia) (the “Company”), and this Letter of Transmittal and Consent that may be amended from time to time (this “Letter”), which together constitute the Company’s:

•

offer (the “Exchange Offer”) to exchange (i) for each $1,000 in principal amount of its outstanding Senior Floating Rate Notes due 2013 (the “Existing Notes”), $1,020.00 in principal amount of new 9% Senior Notes due 2016 (the “New Notes”) issued by Angiotech Pharmaceuticals (US), Inc. (the “Issuer”) if the undersigned validly tenders its Existing Notes (and does not withdraw them) prior to the Early Tender Time and (ii) for each $1,000 in principal amount of its outstanding Existing Notes, $1,000 in principal amount of its New Notes if the undersigned validly tenders its Existing Notes after the Early Tender Time but prior to the Expiration Time in a transaction exempt from registration under the Securities Act of 1933, as amended; provided that Existing Notes will be accepted only in denominations of $2,000 or any integral multiple of 1,000 in excess thereof; and

•

solicitation (the “Consent Solicitation”) of consents (the “Consents”) to the proposed amendments (the “Proposed Amendments”) to the indenture, dated as of May 12, 2011 (as heretofore amended and supplemented, the “Existing Indenture”), between the Company, the guarantors party thereto (the “Existing Note Guarantors”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), under which the Existing Notes were issued, providing for, among other things, the New Notes and the Existing Notes to vote together as a single class on certain matters (the “Consent Solicitation”).

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offering Memorandum.

We have not provided for any guaranteed delivery provisions in conjunction with the Exchange Offer and the Consent Solicitation under the terms of the Offer Documents. Holders must tender their Existing Notes in accordance with the procedures set forth in the Offering Memorandum under “Procedures for Tendering Existing Notes and Delivering Consents.”

THE INSTRUCTIONS CONTAINED HEREIN AND IN THE OFFERING MEMORANDUM SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY BEFORE THIS LETTER IS COMPLETED.

The Exchange Offer and the Consent Solicitation are made upon the terms and subject to the conditions set forth in the Offering Memorandum and in this Letter. Holders should carefully review the information set forth therein and herein. By the execution of this Letter, the undersigned acknowledges receipt of the Offering Memorandum, this Letter and the instructions hereto.

This Letter is to be used by holders of Existing Notes if:

•	certificates representing Existing Notes are to be physically delivered to the Exchange Agent herewith by holders, or

•

tenders of Existing Notes (and thereby deliveries of related Consents) are to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offering Memorandum in “Procedures for Tendering Existing Notes and Delivering Consents — Delivery of Consents and Tenders of Existing Notes Held Through DTC” but instructions are NOT being transmitted through DTC’s Automated Tender Offer Program (“ATOP”).

This Letter, if being used, must be delivered to the Exchange Agent prior to the Early Tender Time or Expiration Time, as applicable. Delivery of this Letter and other documents to DTC does not constitute delivery to the Exchange Agent. Holders who are residents of Canada must also deliver the Accredited Investor Certificate attached hereto as Annex A.

The Exchange Offer and the Consent Solicitation will be eligible for ATOP. In lieu of completing and delivering this Letter, holders of Existing Notes who are tendering by book-entry transfer to the Exchange Agent’s account at DTC can electronically transmit their acceptance of the Exchange Offer through ATOP (and thereby tender Existing Notes and deliver Consents). Upon receipt of such holder’s acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent’s Message to the Exchange Agent for its acceptance. Holders that tender by book-entry transfer to the Exchange Agent’s account at DTC through ATOP shall be deemed to have consented to the Proposed Amendments to the Indenture described in the Offering Memorandum and instructed the Trustee to execute a supplement to the Existing Indenture adopting such Proposed Amendments.

Any holder that tenders Existing Notes pursuant to the Exchange Offer must also deliver a Consent. Holders may not deliver Consents without tendering Existing Notes. Holders that validly tender their Existing Notes pursuant to the Exchange Offer will be deemed to have validly delivered their Consents by such tender. A holder may not revoke a Consent without withdrawing the previously tendered Existing Notes to which such Consent relates. In the

Consent Solicitation, we are seeking Consents to the Proposed Amendments as a single proposal. Accordingly, any Consents purporting to consent to the Proposed Amendments only in part will be deemed a valid delivery of Consents as to all of the Proposed Amendments.

Any Existing Notes tendered prior to the Early Tender Time may be validly withdrawn (and the related Consents validly revoked) at, or at any time prior to, the Early Tender Time, but not thereafter, by following the procedures described in the Offering Memorandum. A valid withdrawal of tendered Existing Notes at or prior to the Early Tender Time will constitute the valid revocation of the related Consent. A holder may not revoke a Consent without withdrawing the previously tendered Existing Notes to which such Consent relates. Tenders of Notes (and deliveries of related Consents) may not be withdrawn or revoked after the Early Tender Time. In the event that the Exchange Offer is terminated without Existing Notes being exchanged for New Notes, any Existing Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders. If the Exchange Offer is terminated or withdrawn, or the Existing Notes are not accepted for purchase for any reason, the Existing Indenture will remain in effect in its present form, unless and until amended in accordance with its terms as presently in effect.

The undersigned has completed, executed and delivered this Letter to indicate the action he, she or it desires to take with respect to the Exchange Offer and the Consent Solicitation.

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Offering Memorandum and Consent Solicitation or this Letter may be directed to the Exchange Agent, at the address listed above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING

THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL, CAREFULLY

BEFORE CHECKING ANY BOX BELOW

List in Box 1 below the Existing Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Existing Notes on a separate SIGNED schedule and affix that schedule to this Letter. Holders who are residents of Canada must also deliver the Accredited Investor Certificate attached hereto as Annex A

BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) OR NAME OF DTC PARTICIPANT AND PARTICIPANT’S DTC ACCOUNT NUMBER IN WHICH EXISTING NOTES ARE HELD (PLEASE FILL IN IF BLANK)	CERTIFICATE NUMBER(S)(1)	PRINCIPAL AMOUNT OF EXISTING NOTES	PRINCIPAL AMOUNT OF EXISTING NOTES TENDERED AND AS TO WHICH CONSENTS ARE GIVEN(2)

TOTALS:

(1)	Need not be completed if Existing Notes are being tendered by book-entry transfer.

(2)	Unless otherwise indicated, the entire principal amount of Existing Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered and consented.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offering Memorandum and this Letter and instructions hereto, which together constitute the Company’s offer to exchange for New Notes for up to $200 million in aggregate principal amount of Existing Notes. In conjunction with the Exchange Offer, the Company is soliciting Consents to the Proposed Amendments to the Existing Indenture. The Proposed Amendments provide for, among other modifications, the New Notes and the Existing Notes to vote together as a single class on certain matters. Concurrently with the closing of the Exchange Offer, if the Required Consents have been obtained, it is expected that the Company, the Guarantors and the Trustee will execute a supplemental indenture (the “Supplemental Indenture”) adopting the proposed amendments to the Existing Indenture.

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Existing Notes indicated above and delivers Consents to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture that will give effect to the Proposed Amendments. Subject to, and effective upon, the acceptance for exchange of the Existing Notes tendered with this Letter, the undersigned hereby:

•	exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Existing Notes tendered and delivers Consents with respect thereto; and

•

conclusively, absolutely, unconditionally, irrevocably and forever, releases, acquits and discharges the Company, the Guarantors, the Trustee and each and every present and former shareholder, affiliate, subsidiary, director, officer, member (including members of any committee or governance council), partner, employee, auditor, financial advisor, legal counsel and agent of any of the foregoing and any person claiming to be liable derivatively through any or all of the foregoing persons (each in their capacity as such and being herein referred to individually as a “Released Party” and, collectively, as the “Released Parties”) from any and all actions, claims, interests, obligations, rights, suits, damages, causes of action, remedies, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, breaches, agreements, promises, licenses, variances, trespasses, judgments, extents, executions, costs, expenses, demands and liabilities whatsoever, including any derivative claims, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity or otherwise, in contract or tort, by statute or otherwise, that the undersigned or its affiliates (whether individually or collectively) ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Existing Notes, the Existing Indenture, the Offer Documents, the undersigned’s purchase, ownership or disposition of the Existing Notes pursuant to the Exchange Offer and the undersigned’s relationship with the Company and its subsidiaries as a noteholder, any decline in the value thereof up to and including the Expiration Time, the undersigned’s delivery of any consents pursuant to the Consent Solicitation, the effectiveness or impact of the applicable Proposed Amendments, and any other act or omission, transaction, agreement, event or other occurrence relating to the foregoing, in each case taking place on or before the consummation of the Exchange Offer, other than claims or liabilities based solely on intentional fraud or criminal misconduct by a Released Party, in each case as determined by a final order of a court of competent jurisdiction.

The undersigned constitutes and appoints the Exchange Agent as his, her or its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Existing Notes, with full power of substitution, to: (a) deliver certificates for such Existing Notes; (b) deliver Existing Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of the Existing Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Existing Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest. Execution and delivery of this Letter will constitute delivery of a Consent in respect of the Existing Notes tendered hereby.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the principal amount of Existing Notes tendered hereby, to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture. The undersigned understands that the Consent provided hereby shall remain in full force and effect unless and until such Consent is revoked in accordance with the procedures set forth in the Offering Memorandum and this Letter. It is expected that the Company, the Guarantors and the Trustee will execute the Supplemental Indenture concurrently with the closing of the Exchange Offer if the Required Consent has been obtained. “Required Consent” means duly executed (and not validly revoked) Consents from holders of at least a majority in principal amount of the Existing Notes then outstanding voting as a single class to approve the Proposed Amendments to the Existing Indenture.

Any holder that tenders Existing Notes pursuant to the Exchange Offer must also deliver a Consent. Holders may not deliver Consents without tendering Existing Notes. Holders that validly tender their Existing Notes pursuant to the Exchange Offer will be deemed to have validly delivered their Consents by such tender. A holder may not revoke a Consent without withdrawing the previously tendered Existing Notes to which such Consent relates. In the Consent Solicitation, the Company is seeking Consents to the Proposed Amendments as a single proposal. Accordingly, Consents purporting to consent to the Proposed Amendments only in part will be deemed a valid delivery of Consents as to all of the Proposed Amendments.

The undersigned understands that the tender of Existing Notes, pursuant to the procedures set forth in the Offering Memorandum and this Letter, and the subsequent acceptance of that tender by the Company, will constitute a binding agreement governed by the laws of the State of New York between that holder and the Company in accordance with the terms and subject to the conditions set forth in the Offering Memorandum and this Letter.

The undersigned hereby represents and warrants that he, she or it (a) has full power and authority to tender, exchange, assign and transfer the Existing Notes tendered hereby and to give the Consent contained herein and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim and (b) either has full power and authority to consent to the Proposed Amendments or is delivering a validly executed Consent (which is evidenced by the execution of this Letter) from a person or entity having such power and authority. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Trustee or the Exchange Agent to be necessary or desirable to complete the assignment and transfer of the Existing Notes tendered and to perfect the undersigned’s Consent to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture.

By tendering Existing Notes, the undersigned certifies that (i) any New Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Existing Notes or the New Notes within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, the undersigned will comply with the registration and Offering Memorandum delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the New Notes, and (v) if the undersigned is a broker-dealer, it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a Offering Memorandum in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a Offering Memorandum, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE EXISTING NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE OFFERING MEMORANDUM AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

☐	CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE INITIAL SECURITIES IN A TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE OFFERING MEMORANDUM AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders and related Consents may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Existing Notes not tendered but represented by a certificate also encompassing Existing Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Offering Memorandum and, in case of any conflict between the terms of the Offering Memorandum and this Letter, the Offering Memorandum shall prevail.

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE

WHETHER OR NOT EXISTING NOTES ARE BEING

PHYSICALLY TENDERED HEREBY

X

X
	(SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY)	(DATE)

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Existing Notes as their name(s) appear(s) on certificate(s) for Existing Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):
(PLEASE PRINT)

Capacity:

Address:
(INCLUDE ZIP CODE)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(AUTHORIZED SIGNATURE)

(TITLE)

(NAME OF FIRM)

BOX 3

PAYOR’S NAME: Deutsche Bank National Trust Company

SUBSTITUTE FORM W-9	PAYEE INFORMATION (please print or type) Individual or business name:

REQUEST FOR
TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	Check appropriate box:
☐ Limited Liability Company. Enter the tax classification (C = C corporation, S= S corporation, P = Partnership)
	☐ Individual/Sole Proprietor ☐ Partnership	☐ C Corporation ☐ Trust/estate	☐ S Corporation ☐ Other (see instructions)

DEPARTMENT OF	Address (number, street and apt. or suite no.):
THE TREASURY
INTERNAL

REVENUE SERVICE	City, state and ZIP code:

PART I: TAXPAYER IDENTIFICATION NUMBER (“TIN”)

Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.

Social security number: ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐

OR

Employer identification number: ☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐

☐ Applied For

PART II: CERTIFICATION

Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

1.       The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.

2.       I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

3. I am a U.S. citizen or other U.S. person (as defined in the instructions to IRS Form W-9).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signature:	Date:

BOX 4

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Existing Notes in a principal amount not exchanged, or New Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Existing Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)

☐	Existing Notes not tendered

☐	New Notes, to:

Name(s):
(PLEASE PRINT)

Address:

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number:

BOX 5

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Existing Notes in a principal amount not exchanged, or New Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than shown in Box 1.

Deliver:

(check appropriate boxes)

☐	Existing Notes not tendered

☐	New Notes, to:

Name:
(PLEASE PRINT)

Address:

INSTRUCTIONS

Forming Part of the Terms and

Conditions of the Exchange Offer and the Consent Solicitation

1. Delivery of this Letter and Certificates. Certificates for Existing Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter (and thereby deliveries of Consents) and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the Early Tender Time or Expiration Time, as applicable. The method of delivery of this Letter, certificates for Existing Notes or a Book-Entry Confirmation (and thereby deliveries of Consents), as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or defects or conditions of tender as to particular Existing Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Existing Notes and the related consents.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

Any holder who tenders Existing Notes pursuant to the Exchange Offer must also deliver a Consent. Holders may not deliver Consents without tendering Existing Notes. Holders that validly tender their Existing Notes pursuant to the Exchange Offer will be deemed to have validly delivered their Consents by such tender. A holder may not revoke a Consent without withdrawing the previously tendered Existing Notes to which such Consent relates. In the Consent Solicitation, we are seeking Consents to the Proposed Amendments as a single proposal. Accordingly, any Consents purporting to consent to the Proposed amendments only in part will be deemed a valid delivery of Consents as to all Proposed Amendments.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Existing Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above, provided, however, that no Existing Notes of $2,000 or less shall be accepted in part. All of the Existing Notes represented by a certificate or by a Book-Entry Confirmation (and related Consents) delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Existing Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Time, in the event that less than the entire principal amount of Existing Notes represented by a submitted certificate is tendered (or, in the case of Existing Notes tendered by book-entry transfer, such non-exchanged Existing Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn and the related Consents revoked prior to the Early Tender Time; or for Book-Entry Transfer Facility participants, each holder wishing to withdraw a tender and revoke the related Consent must comply with the Book-Entry Transfer Facility’s operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from the Book-Entry Transfer Facility, as the case may be. To be effective with respect to the tender of Existing Notes and delivery of Consents, a written or facsimile transmission of notice of withdrawal must: (i) be received by the Exchange Agent at the address indicated above before the Early Tender Time; (ii) specify the name of the person named in this Letter as having tendered the Existing Notes and delivered the related Consents; (iii) contain a description of the Existing Notes to be withdrawn (including the certificate numbers shown on the particular certificates evidencing such Existing Notes and the principal amount, which must be an authorized denomination, of Existing Notes represented by such certificates or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited); (iv) a statement that such holder is withdrawing his, her or its election to have such Existing Notes exchanged and revoking the related Consent; (v) the name of the registered holder of such Existing Notes; and (vi) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Existing Notes being withdrawn.

Only registered holders of the Existing Notes are entitled to execute Consents. Pursuant to the Existing Indenture, the transfer of Existing Notes on the register for the Existing Notes will not have the effect of revoking any Consent previously given by the registered holder of those Existing Notes and that Consent will remain valid unless revoked by the person in whose name such Existing Notes are registered at the time of revocation. Revocation will be effective only if the Exchange Agent receives the notice of revocation at or prior to the Early Tender Time.

3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Existing Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Existing Notes, without alteration, enlargement or any change whatsoever.

If any of the Existing Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Existing Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Existing Notes are tendered and/or (ii) untendered Existing Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Existing Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

Signatures on the Letter of Transmittal must be guaranteed by a recognized participant in good standing in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a “Medallion Signature Guarantor”), unless the Existing Notes tendered thereby are tendered:

•

by the holder of those Existing Notes (or by a DTC participant whose name appears on a security position listing as the owner of those Existing Notes) that has not completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” on the applicable Letter of Transmittal; or

•

for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to this Offering Memorandum as an “Eligible Institution”).

If the holder tendering Existing Notes is a person other than the signer of this Letter, or if Existing Notes not accepted for payment or Existing Notes not being tendered are to be returned to a person other than the Holder, then the signatures on this Letter must be guaranteed by a Medallion Signature Guarantor as described above.

4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the New Notes or certificates for Existing Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated. Holders tendering Existing Notes and delivering Consents by book-entry transfer may request that Existing Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. Taxpayer Identification Number.

Under U.S. federal income tax laws, payments made by the Company on account of New Notes issued pursuant to the Exchange Offer may be subject to back-up withholding (currently at a rate of 28%). In order to prevent back-up withholding, each tendering holder must provide the Exchange Agent with his or her correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”). In addition, each tendering holder must complete the “Substitute Form W-9” in Box 3 certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; (ii) the IRS has notified the holder that he or she is no longer subject to back-up withholding; or (iii) certify in accordance with the “Substitute Form W-9” that such holder is exempt from back-up withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt U.S. holder must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign and date the form. See the Substitute Form W-9 in Box 3 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Exchange Agent.

If you do not have a TIN, check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor by the time of payment, back-up withholding will begin and continue until you furnish your TIN to the payor. If you do not provide your TIN to the payor within 60 days of submitting the Substitute W-9, all withholding will be paid over to the IRS. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.

If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent, as payor.

6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Existing Notes to it or its order pursuant to the Exchange Offer. If, however, the New Notes or certificates for Existing Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Existing Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7. Waiver of Conditions. The Company reserves the absolute right to amend or waive, in whole or in part at any time, or from time to time, prior to the expiration of the Exchange Offer and Consent Solicitation, other than the receipt of necessary governmental approvals which may be waived after the expiration of the Exchange Offer and Consent Solicitation or the receipt of the Required Consent, any of the specified conditions in the Exchange Offer in the case of any Existing Notes tendered. The holder acknowledges the consummation of the Exchange Offer and the Consent Solicitation is conditioned upon, among other things, the satisfaction of the Minimum Tender Condition, the Supplemental Indenture Condition and certain general conditions. See “Conditions of the Tender Offer and Consent Solicitation” in the Offer to Purchase.

8. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Existing Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Offering Memorandum or this Letter, may be directed to the Exchange Agent.

Important: This Letter (together with certificates representing tendered Existing Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Early Tender Time or Expiration Time (as defined in the Offering Memorandum), as applicable.

ANNEX A

ACCREDITED INVESTOR CERTIFICATE

(Alberta, British Columbia, Manitoba, Newfoundland and Labrador, Northwest

Territories, New Brunswick, Nova Scotia, Nunavut, Ontario, Prince Edward Island,

Quebec, Saskatchewan and Yukon)

TO:	Angiotech Pharmaceuticals (US), Inc. (the “Issuer”)

RE:	Purchase of 9% Senior Notes due 2016 (the “Securities”) of the Issuer

Representations and Warranties

In connection with the purchase by the undersigned (the “Purchaser”) of the Securities, the Purchaser hereby represents, warrants and certifies to the Issuer that the Purchaser:

(i)	is purchasing the Securities as principal;

(ii)	is resident in or is subject to the laws of the Province or Territory of (check one):

☐ Alberta	☐ Northwest Territories	☐ Prince Edward Island

☐ British Columbia	☐ Nova Scotia	☐ Quebec

☐ Manitoba	☐ Nunavut	☐ Saskatchewan

☐ Newfoundland and Labrador	☐ Ontario	☐ Yukon

☐ New Brunswick

(iii)	is an “accredited investor” (as defined in National Instrument 45-106 – Prospectus and Registration Exemptions) by virtue of satisfying the indicated criterion on Schedule “A” to this certificate; and

(iv)	has not been provided with any offering memorandum (as such term is defined in Schedule A to this certificate) in connection with the purchase of the Securities other than the Offering Memorandum and Consent Solicitation Statement dated as of July 3, 2012.

Important Information Regarding the Collection of Personal Information

The Issuer is required to file a report of trade with all applicable securities regulatory authorities containing personal information about the Purchaser and, if applicable, any disclosed beneficial purchaser of the Securities. The Purchaser acknowledges that it has been notified by the Issuer:

(i)	of such delivery of a report of trade containing the full name, residential address and telephone number of each Purchaser or disclosed beneficial purchaser, the number and type of Securities purchased, the total purchase price paid for such Securities, the date of the purchase and the prospectus exemption relied upon under applicable securities laws to complete such purchase;

(ii)	that in Ontario, this information is collected indirectly by the Ontario Securities Commission under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation in Ontario; and

(iii)	that the Purchaser may contact the Administrative Support Clerk, Ontario Securities Commission at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8 or by telephone at (416) 593-3684 for more information regarding the indirect collection of such information by the Ontario Securities Commission.

By completing the certificate attached as Schedule “A”, the Purchaser authorizes the indirect collection of this information by each applicable securities regulatory authority or regulator and acknowledges that such information is made available to the public under applicable securities legislation.

SCHEDULE “A”

TO ACCREDITED INVESTOR CERTIFICATE

l underlined words have the meanings set forth at the end of this Schedule “A”.)

Please check the appropriate box

☐	(a)	a Canadian financial institution, or a Schedule III bank,

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (m),

☐	(n)

an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of NI 45-106, or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐	(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund,

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

As used in this Schedule A, the following terms have the following meanings:

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” means

in Ontario, Alberta, Newfoundland and Labrador, Nova Scotia and Saskatchewan:

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)	each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding,

which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in British Columbia and New Brunswick:

(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(b)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all out-standing voting securities of an issuer to affect materially the control of the issuer,

(c)	and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in Prince Edward Island, Northwest Territories, Nunavut and the Yukon:

(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)	each person in a combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in Quebec:

(a)

a person that, alone or with other persons acting in concert by virtue of an agreement, holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer. If the person, alone or with other persons acting in concert by virtue of an agreement, holds more than 20% of those voting rights, the person is presumed to hold a sufficient number of the voting rights to affect materially the control of the issuer; and

in Manitoba

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer,

(b)	each person or company, or combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(c)	a person or company, or combination of persons or companies, that holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, unless there is evidence that the holding does not affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons (as such term is defined in applicable securities legislation), and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons (as such term is defined in applicable securities legislation) within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“offering memorandum” means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the Securities Act (Ontario) would apply but for the availability of one or more exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts,

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Interpretation

In this Schedule A, a person (first person) is considered to control another person (second person) if

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.